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                                                                     Exhibit 8.1

                [LETTERHEAD OF WACHTELL, LIPTON, ROSEN & KATZ]


                                   March 9, 1998


Golden State Bancorp Inc.
414 North Central Avenue
Glendale, California 91203

Ladies/Gentlemen:

          We have acted as special counsel to Golden State Bancorp Inc., a Delaware corporation ("Golden State"), in connection with the proposed merger (the "Merger") of CENFED Financial Corporation, a Delaware corporation ("CENFED"), with and into Golden State Financial Corporation, a Delaware corporation and a direct wholly-owned subsidiary of Golden State ("Merger Sub"), upon the terms and conditions set forth in the Agreement and Plan of Merger dated as of August 17, 1997, as amended to the date hereof, between Golden State and CENFED (the "Agreement"). At your request, in connection with the filing of the Registration Statement on Form S-4 filed with the Securities and Exchange Commission in connection with the Merger (the "Registration Statement"), we are rendering our opinion concerning certain federal income tax consequences of the Merger.

          For purposes of the opinion set forth below, we have relied, with the consent of Golden State and the consent of CENFED, upon the accuracy and completeness of the statements and representations (which statements and representations we have neither investigated nor verified) contained, respectively, in the certificates of the officers of Golden State and CENFED (copies of which are attached hereto and which are incorporated herein by reference), and have assumed that such certificates will be complete and accurate as of

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Golden State Bancorp Inc.
March 9, 1998

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the Effective Time. We have also relied upon the accuracy of the Registration
Statement and the Proxy Statement-Prospectus included therein (together, the "Proxy Statement"). Any capitalized term used and not defined herein has the meaning given to it in the Proxy Statement or the appendices thereto (including the Agreement).

     We have also assumed that the transactions contemplated by the Agreement will be consummated in accordance therewith and as described in the Proxy Statement and that the Merger will qualify as a statutory merger under the applicable laws of the State of Delaware.

     Based upon and subject to the foregoing, it is our opinion that, under currently applicable United States federal income tax law:

     (1)   The Merger will be treated as a reorganization within the meaning of
Section 368(a) of the Code.

     (2) Golden State, Merger Sub and CENFED will each be a party to that reorganization within the meaning of Section 368(b).

     (3) No gain or loss will be recognized by holders of CENFED Common Stock upon the receipt of Golden State Common stock in the Merger (except with respect to cash received in lieu of fractional shares).

     (4) No gain or loss will be recognized by Golden State, Merger Sub or CENFED as a result of the Merger.

     We express no opinion as to the United States federal income tax considerations applicable to shareholders subject to special treatment under United States federal income tax law (including, for example, a shareholder that is not a U.S. person, is a financial institution, insurance company or a dealer in securities or is a tax-exempt entity or individual who acquired CENFED Common Stock pursuant to the exercise of an employee stock option or otherwise as compensation). In addition, we express no opinion with respect to the tax consequences of the Merger under applicable foreign, state or local laws.

     We hereby consent to the filing of this opinion with the Securities and Exchange Commission as an exhibit to

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Golden State Bancorp Inc.
March 9, 1998

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the Registration Statement, and to the references to us under the caption "THE
MERGER -- Certain Federal Income Tax Consequences" and elsewhere in the Proxy Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended.


                                       Very truly yours,



                                       /s/ Wachtell, Lipton, Rosen & Katz